Exhibit 99.1

Limestone Bancorp Reports Net Income of $2.0 million or $0.27 per Diluted Share for the 2nd Quarter of 2018 and $3.9 million or $0.57 per Diluted Share for the Six Months Ended June 30, 2018

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 18, 2018--Limestone Bancorp, Inc. (NASDAQ: LMST) (“the Company”), parent company of Limestone Bank (“the Bank”), today reported unaudited results for the second quarter of 2018. Net income available to common shareholders for the second quarter of 2018 was $2.0 million, or $0.27 per basic and diluted common share, compared with $1.7 million, or $0.27 per basic and diluted share, for the second quarter of 2017. Net income available to common shareholders for the six months ended June 30, 2018, was $3.9 million, or $0.57 per diluted common share, compared with net income available to common shareholders of $3.3 million, or $0.54 per diluted share, for the six months ended June 30, 2017.

Basic and diluted earnings per common share for the second quarter of 2018 and the first six months of 2018 were impacted by the Company’s issuance of 1.150 million shares of common and non-voting common stock on March 30, 2018. The share issuance raised $14.95 million of new common capital for the Company of which $5.0 million was contributed to the Bank.

Net Interest Income – Net interest income before provision expense increased to $8.4 million for the second quarter of 2018, compared with $7.6 million in the second quarter of 2017. Average loans increased to $734.7 million for the second quarter of 2018, compared with $654.8 million in the second quarter of 2017. Net interest margin increased to 3.57% in the second quarter of 2018, compared with 3.42% in the second quarter of 2017.

The yield on earning assets increased to 4.51% in the second quarter of 2018, compared to 4.11% in the second quarter of 2017 and cost of interest bearing liabilities was 1.13% in the second quarter of 2018, compared to 0.80% in the second quarter of 2017.

Net interest income before provision expense increased to $16.6 million for the first six months of 2018, compared with $15.3 million in the first six months of 2017. Average loans increased to $729.5 million for the first six months of 2018, compared with $652.1 million in the first six months of 2017. Net interest margin increased to 3.60% in the first six months of 2018, compared with 3.49% in the first six months of 2017.

The yield on earning assets increased to 4.48% in the first six months of 2018, compared to 4.17% in the first six months of 2017 and cost of interest bearing liabilities was 1.05% in the first six months of 2018, compared to 0.79% in the first six months of 2017.

Provision and Allowance for Loan Losses – Because of continuing improvement in asset quality and management’s assessment of risk in the loan portfolio, a negative provision for loan losses of $150,000 was recorded in the second quarter and for the first six months of 2018, compared to no provision in the second quarter or first six months of 2017.

The allowance for loan losses to total loans was 1.15% at June 30, 2018, compared to 1.17% at March 31, 2018, and 1.36% at June 30, 2017. The reduced level of the allowance in 2018, compared to 2017 was primarily driven by declining charge-off levels and improving trends in credit quality. Net loan recoveries were $528,000 for the first six months of 2018, compared to net loan charge-offs of $82,000 for the first six months of 2017.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $7.7 million, or 0.74% of total assets at June 30, 2018, compared with $8.8 million, or 0.88% of total assets at March 31, 2018, and $12.8 million, or 1.34% of total assets at June 30, 2017. Non-performing loans decreased to $3.2 million, or 0.42% of total loans at June 30, 2018, compared with $4.4 million, or 0.60% of total loans at March 31, 2018, and from $6.5 million, or 0.99% of total loans at June 30, 2017. The decrease from the previous quarter was primarily driven by $659,000 in principal payments received on nonaccrual loans, as well as $620,000 in loans transferred to OREO.

OREO at June 30, 2018, increased to $4.5 million, compared with $4.4 million at March 31, 2018, and decreased compared to $6.3 million at June 30, 2017. The Company acquired $620,000 in OREO and sold $284,000 in OREO during the second quarter of 2018. Fair value write-downs arising from lower marketing prices totaled $265,000 in the second quarter of 2018, compared with no write-downs in the second quarter of 2017.

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $916,000 at June 30, 2018, compared to $922,000 at March 31, 2018 and $1.2 million at June 30, 2017.

Non-interest Income and Expense – Non-interest income for the second quarter of 2018 increased $101,000 to $1.3 million, compared with $1.2 million for the second quarter of 2017. The increase from the second quarter of 2017 was primarily due to an increase in bankcard interchange fees of $52,000 as well as a $43,000 increase in service charges on deposit accounts.

Non-interest expense increased $280,000 to $7.4 million for the second quarter of 2018, compared with $7.1 million for the second quarter of 2017. The increase from the second quarter of 2017 was primarily due to an increase in OREO expense of $240,000 which was primarily attributable to fair value write-downs arising from lower marketing prices.

Capital – At June 30, 2018, the Bank’s Tier 1 leverage ratio was 9.37%, compared with 9.31% at March 31, 2018, and its Total risk-based capital ratio was 12.26% at June 30, 2018, compared with 12.43% at March 31, 2018. At June 30, 2018, the Bank’s Common equity Tier I risk-based capital ratio was 11.23%, compared with 11.18% at March 31, 2018. At June 30, 2018, the Company’s Tier 1 leverage ratio was 8.70%, compared with 9.18% at March 31, 2018, and its Total risk-based capital ratio was 11.76%, compared with 12.56% at March 31, 2018. At June 30, 2018, the Company’s Common equity Tier I risk-based capital ratio was 8.92%, compared with 8.98% at March 31, 2018.

On June 26, 2018, the Company completed the repurchase and retirement of all of its issued and outstanding Series E and Series F Non-Voting Perpetual Preferred Shares for an aggregate price of $3.504 million paid in cash. The Series E and Series F Shares had an aggregate liquidation preference of $10.5 million.

Deferred Tax Assets and Liabilities – The Company has a net deferred tax asset of $30.6 million at June 30, 2018. Deferred tax assets and liabilities are shown below:

	June 30,	December 31,
	2018	2017
	(in thousands)
Deferred tax assets:
Net operating loss carry-forward	$24,795	$25,645
Allowance for loan losses	1,802	1,723
Other real estate owned write-down	2,500	2,432
Other	2,393	2,388
	31,490	32,188
Deferred tax liabilities:
FHLB stock dividends	557	557
Other	310	318
	867	875
Net deferred tax asset	$30,623	$31,313

About Limestone Bancorp, Inc.

Limestone Bancorp, Inc. (NASDAQ: LMST) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary Limestone Bank. The Bank’s markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. The Bank serves southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. The Bank also has a banking center in Lexington, Kentucky, the second largest city in the state. Limestone Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Limestone Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2017.

Additional Information

Unaudited supplemental financial information for the second quarter ending June 30, 2018, follows.

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/18	3/31/18	6/30/17	6/30/18	6/30/17

Income Statement Data
Interest income	$10,585	$10,015	$9,134	$20,600	$18,359
Interest expense	2,211	1,834	1,546	4,045	3,030
Net interest income	8,374	8,181	7,588	16,555	15,329
Provision (negative provision) for loan losses	(150)	—	—	(150)	—
Net interest income after provision	8,524	8,181	7,588	16,705	15,329

Service charges on deposit accounts	591	568	548	1,159	1,049
Bank card interchange fees	446	401	394	847	731
Bank owned life insurance income	138	99	104	237	206
Gain (loss) on sales and calls of securities, net	(6)	—	(5)	(6)	(5)
Other	178	183	205	361	457
Non-interest income	1,347	1,251	1,246	2,598	2,438

Salaries & employee benefits	3,885	3,788	3,803	7,673	7,750
Occupancy and equipment	880	895	844	1,775	1,665
Professional fees	222	205	241	427	544
Marketing expense	308	300	262	608	516
FDIC insurance	139	182	357	321	699
Data processing expense	307	324	318	631	610
State franchise and deposit tax	282	282	225	564	450
Deposit account related expense	221	219	219	440	424
Other real estate owned expense	237	82	(3)	319	(19)
Litigation and loan collection expense	48	53	40	101	43
Other	876	839	819	1,715	1,696
Non-interest expense	7,405	7,169	7,125	14,574	14,378

Income before income taxes	2,466	2,263	1,709	4,729	3,389
Income tax expense	483	329	—	812	—
Net income	1,983	1,934	1,709	3,917	3,389
Less:
Earnings allocated to participating securities	27	34	42	66	88
Net income available to common	$1,956	$1,900	$1,667	$3,851	$3,301

Weighted average shares – Basic	7,323,237	6,173,397	6,096,981	6,743,113	6,076,112
Weighted average shares – Diluted	7,323,237	6,173,397	6,096,981	6,743,113	6,076,112

Basic earnings per common share	$0.27	$0.31	$0.27	$0.57	$0.54
Diluted earnings per common share	$0.27	$0.31	$0.27	$0.57	$0.54
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	6/30/18	3/31/18	6/30/17	6/30/18	6/30/17

Average Balance Sheet Data
Assets	$1,013,008	$987,390	$941,982	$1,000,270	$939,811
Loans	734,709	724,203	654,801	729,485	652,078
Earning assets	943,023	915,762	899,393	929,468	895,862
Deposits	842,757	834,695	870,138	838,748	861,893
Long-term debt and advances	76,209	74,063	29,759	75,142	32,840
Interest bearing liabilities	783,123	777,140	773,301	780,148	770,397
Stockholders’ equity	88,701	73,205	37,018	80,996	35,384

Performance Ratios
Return on average assets	0.79%	0.79%	0.73%	0.79%	0.73%
Return on average equity	8.97	10.71	18.52	9.75	19.31
Yield on average earning assets (tax equivalent)	4.51	4.45	4.11	4.48	4.17
Cost of interest bearing liabilities	1.13	0.96	0.80	1.05	0.79
Net interest margin (tax equivalent)	3.57	3.63	3.42	3.60	3.49
Efficiency ratio	76.13	76.01	80.61	76.07	80.90

Loan Charge-off Data
Loans charged-off	$(293)	$(47)	$(307)	$(340)	$(633)
Recoveries	497	371	226	868	551
Net recoveries (charge-offs)	$204	$324	$(81)	$528	$(82)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$4,370	$5,457	$8,102	$5,457	$9,216
Net principal pay-downs	(659)	(995)	(1,944)	(1,654)	(3,396)
Charge-offs	(209)	(1)	(242)	(210)	(471)
Loans foreclosed and transferred to OREO	(620)	(110)	(40)	(730)	(140)
Loans returned to accrual status	—	—	(63)	—	(199)
Loans placed on nonaccrual during the period	288	19	696	307	1,499
Nonaccrual loans at end of period	$3,170	$4,370	$6,509	$3,170	$6,509

Troubled Debt Restructurings (TDRs)
Accruing	$916	$922	$1,235	$916	$1,235
Nonaccrual	700	1,362	1,967	700	1,967
Total	$1,616	$2,284	$3,202	$1,616	$3,202

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$4,385	$4,409	$6,571	$4,409	$6,821
Real estate acquired	620	110	40	730	140
Valuation adjustment write-downs	(265)	(60)	—	(325)	—
Proceeds from sales of properties	(284)	(70)	(320)	(354)	(708)
Gain (loss) on sales, net	54	(4)	27	50	65
OREO at end of period	$4,510	$4,385	$6,318	$4,510	$6,318

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17

Assets
Loans	$749,234	$729,432	$712,115	$682,511	$654,938
Allowance for loan losses	(8,580)	(8,526)	(8,202)	(8,977)	(8,885)
Net loans	740,654	720,906	703,913	673,534	646,053
Loans held for sale	—	—	70	—	—
Securities held to maturity	—	—	—	41,424	41,635
Securities available for sale	178,896	160,812	152,720	149,797	154,993
Federal funds sold & interest bearing deposits	33,534	30,073	25,966	37,812	51,413
Cash and due from financial institutions	7,013	7,610	8,137	9,557	9,297
Premises and equipment	16,813	16,789	16,789	16,975	17,164
Bank owned life insurance	15,456	15,323	15,229	15,131	15,033
FHLB Stock	7,323	7,323	7,323	7,323	7,323
Other real estate owned	4,510	4,385	4,409	6,330	6,318
Deferred taxes, net	30,623	30,997	31,313	—	—
Accrued interest receivable and other assets	5,699	5,886	4,932	5,082	5,228
Total Assets	$1,040,521	$1,000,104	$970,801	$962,965	$954,457

Liabilities and Equity
Certificates of deposit	$435,454	$431,921	$424,235	$445,577	$458,068
Interest checking	88,955	92,048	99,383	94,523	97,169
Money market	150,048	150,974	151,388	156,905	153,700
Savings	35,220	35,984	34,632	35,946	36,363
Total interest bearing deposits	709,677	710,927	709,638	732,951	745,300
Demand deposits	136,553	135,984	137,386	133,896	129,518
Total deposits	846,230	846,911	847,024	866,847	874,818
FHLB advances	71,630	26,752	11,797	16,847	2,158
Junior subordinated debentures	21,000	23,025	23,250	23,475	23,700
Senior debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	5,262	5,186	6,057	5,728	5,388
Total liabilities	954,122	911,874	898,128	922,897	916,064

Preferred stockholders’ equity	—	2,771	2,771	2,771	2,771
Common stockholders’ equity	86,399	85,459	69,902	37,297	35,622
Total stockholders’ equity	86,399	88,230	72,673	40,068	38,393
Total Liabilities and Stockholders’ Equity	$1,040,521	$1,000,104	$970,801	$962,965	$954,457

Ending shares outstanding	7,454,993	7,409,864	6,259,864	6,259,864	6,259,864
Book value per common share	$11.59	$11.53	$11.17	$5.96	$5.69
Tangible book value per common share	11.59	11.53	11.17	5.96	5.69

LIMESTONE BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17
Asset Quality Data
Loan 90 days or more past due still on accrual	$—	$—	$1	$—	$—
Nonaccrual loans	3,170	4,370	5,457	5,769	6,509
Total non-performing loans	3,170	4,370	5,458	5,769	6,509
Real estate acquired through foreclosures	4,510	4,385	4,409	6,330	6,318
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$7,680	$8,755	$9,867	$12,099	$12,827

Non-performing loans to total loans	0.42%	0.60%	0.77%	0.85%	0.99%
Non-performing assets to total assets	0.74	0.88	1.02	1.26	1.34
Allowance for loan losses to non-performing loans	270.66	195.10	150.27	155.61	136.50

Allowance for loans evaluated individually	$319	$282	$219	$425	$254
Loans evaluated individually for impairment	4,557	5,775	7,173	7,509	8,273
Allowance as % of loans evaluated individually	7.00%	4.88%	3.05%	5.66%	3.07%

Allowance for loans evaluated collectively	$8,261	$8,244	$7,983	$8,552	$8,631
Loans evaluated collectively for impairment	744,677	723,657	704,942	675,002	646,665
Allowance as % of loans evaluated collectively	1.11%	1.14%	1.13%	1.27%	1.33%

Allowance for loan losses to total loans	1.15%	1.17%	1.15%	1.32%	1.36%

Loans by Risk Category
Pass	$720,446	$695,507	$673,033	$633,203	$610,356
Watch	19,091	17,938	25,715	35,167	29,433
Special Mention	115	162	164	598	604
Substandard	9,582	15,825	13,203	13,543	14,545
Doubtful	—	—	—	—	—
Total	$749,234	$729,432	$712,115	$682,511	$654,938

Loans by Past Due Status
Past due loans:
30 – 59 days	$1,134	$6,402	$1,478	$872	$1,328
60 – 89 days	538	472	171	612	765
90 days or more	—	—	1	—	—
Nonaccrual loans	3,170	4,370	5,457	5,769	6,509
Total past due and nonaccrual loans	$4,842	$11,244	$7,107	$7,253	$8,602

Risk-based Capital Ratios - Company
Tier I leverage ratio	8.70%	9.18%	7.11%	5.85%	5.65%
Common equity Tier I risk-based capital ratio	8.92	8.98	6.92	5.49	5.58
Tier I risk-based capital ratio	10.41	11.03	8.44	7.31	7.46
Total risk-based capital ratio	11.76	12.56	10.55	10.05	10.44

Risk-based Capital Ratios – Limestone Bank
Tier I leverage ratio	9.37%	9.31%	8.70%	7.73%	7.54%
Common equity Tier I risk-based capital ratio	11.23	11.18	10.35	9.66	9.97
Tier I risk-based capital ratio	11.23	11.18	10.35	9.66	9.97
Total risk-based capital ratio	12.26	12.43	11.61	11.10	11.50

FTE employees	217	214	217	217	221

Non-GAAP Financial Measures Reconciliation

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income. The efficiency ratio is calculated by dividing total non-interest expenses as determined under GAAP by net interest income and total non-interest income, but excluding net gains on the sale of securities from the calculation. Management believes this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

	Three Months Ended			Six Months Ended
	6/30/18	3/31/18	6/30/17	6/30/18	6/30/17
Efficiency Ratio	(in thousands)

Net interest income	$8,374	$8,181	$7,588	$16,555	$15,329
Non-interest income	1,347	1,251	1,246	2,598	2,438
Less: Net gain (loss) on securities	(6)	—	(5)	(6)	(5)
Revenue used for efficiency ratio	9,727	9,432	8,839	19,159	17,772
Non-interest expense	7,405	7,169	7,125	14,574	14,378

Efficiency ratio	76.13%	76.01%	80.61%	76.07%	80.90%

CONTACT:
Limestone Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer